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                                                                EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of Dove Audio, Inc. of our report dated March 28, 1995, with respect to the consolidated financial statements of Dove Audio, Inc. for the year ended December 31, 1994 included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP



Los Angeles, California
June 21, 1996